Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Privia Health Group, Inc. of our report dated March 16, 2021, relating to the financial statements of Privia Health Group, Inc., which appears in Privia Health Group, Inc.’s Registration Statement (No. 333-255086) on Form S-1.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 28, 2021